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                                                                    EXHIBIT 15.1


                         [LETTERHEAD OF GRANT THORNTON]


                                Letter of Consent
               Re: Use of Unaudited Interim Financial Information

We are aware of the incorporation by reference in the Registration Statement on Form S-8 dated October 13, 2000, of Sustainable Development International, Inc., in the registration of 550,000 shares of its common stock, of our report relating to the unaudited, condensed, consolidated, interim financial statements of Sustainable Development International, Inc., that are included in its Form 10-Q for the quarter ended July 31, 2000.



By: /s/ GRANT THORNTON LLP                              October 17, 2000
   --------------------------------               ----------------------------
    Grant Thornton LLP,                                       Date
    Chartered Accountants

Address:       2400 Scotia Place 1
               10060 Jasper Avenue
               Edmonton, Alberta, Canada
               T5J 3R8